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                                                                    EXHIBIT 10.1

               FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment (this "Amendment") is made effective as of the 14th day of June, 2001, by and between NetRadio Corporation, a Minnesota corporation (the "Company") and Michael Wise (the "Executive").

         WHEREAS, the Company and the Executive have previously entered into that certain Executive Employment Agreement, effective as of August 23, 2000 (the "Employment Agreement").

         WHEREAS, the parties desire to amend certain of the Executive's terms of employment with the Company set forth in the Employment Agreement as provided herein.

         NOW THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment of Section 3.1. The first sentence of Section 3.1 of the Employment Agreement is hereby amended by deleting it in its entirety and substituting the following:

         "The Company will pay to Executive a base salary of $175,000 per calendar year, prorated for partial calendar years."

         2. Amendment of Section 3.2. Section 3.2 of the Employment Agreement is hereby amended by deleting it in its entirety and substituting the following:

         "3.2. Bonus. Beginning with calendar year 2001, Executive shall be eligible to receive an annual bonus in an amount up to 50% of his base salary if Executive achieves certain personal objectives as set forth with respect to Executive under the Company's Executive Incentive Plan as in effect from time to time. Except as otherwise provided in the Company's Executive Incentive Plan, the bonus period for each year during the term of this Agreement shall run from January 1 through December 31 and shall be paid annually not later than 30 days after the Company's annual audit is completed.

         3. Terms and Conditions. Except as specifically modified herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        EXECUTIVE

                                        /s/ Michael Wise
                                        -----------------------------
                                        Michael Wise


                                        NETRADIO CORPORATION

                                        By:/s/ Eric Paulson
                                           --------------------------
                                        Its: Chairman